EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
We hereby consent to the use of the name Netherland, Sewell & Associates, Inc., to references to Netherland, Sewell & Associates, Inc. as independent petroleum engineers, to the inclusion of our report dated February 13, 2009, relating to the estimated proved reserves of Crimson Exploration Inc., as of December 31, 2008 (the “Reserve Report”), and to the inclusion of information contained in the Reserve Report and in our report dated November 20, 2009, relating to the estimated proved reserves of Crimson Exploration Inc. as of September 30, 2009, in this Amendment No. 1 to the Registration Statement on Form S-1 filed November 20, 2009 (Reg. No. 333-163277), including the prospectus included in this Amendment No. 1 to Form S-1, of Crimson Exploration Inc. relating to the registration of shares of the common stock of Crimson Exploration Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons, P.E.
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
December 7, 2009